UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Asset Management Services Agreement
On December 19, 2013, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary (“KBS Acquisition Sub”), entered into an amended and restated asset management services agreement (the “Amended Services Agreement”) with GKK Realty Advisors LLC (the “Property Manager”), an affiliate of Gramercy Property Trust, with respect to the GKK Properties. The effective date of the Amended Services Agreement was December 1, 2013. Pursuant to the Amended Services Agreement, the Property Manager agreed to provide, among other services: standard asset management services, assistance related to dispositions, accounting services and budgeting and business plans for the GKK Properties (the “Services”). As compensation for the Services, the Company agreed to pay the Property Manager: (i) an annual base management fee of $7.5 million, or $625,000 per month, plus all GKK Property-related expenses incurred by the Property Manager, (ii) subject to certain terms and conditions in the Amended Services Agreement, a profit participation interest based on a percentage (ranging from 10% to 30%) of the amount by which the gross fair market value or gross sales price of certain identified portfolios of GKK Properties exceeds the sum of (a) an agreed-upon baseline value for such GKK Property portfolios plus (b) new capital expended to increase the value of GKK Properties within the portfolios and expenditures made to pay for tenant improvements and leasing commissions related to these GKK Properties as of the measurement date, and (iii) a monthly construction oversight fee equal to a percentage of construction costs for certain construction projects at the GKK Properties overseen by the Property Manager.
On June 29, 2016, KBS Acquisition Sub entered into two agreements, a second amended and restated asset management services agreement (the “Second Amended Services Agreement”) and an accounting/construction services agreement (the “Accounting/Construction Services Agreement”), with the Property Manager. The effective date of both the Second Amended Services Agreement and the Accounting/Construction Services Agreement was June 1, 2016. Combined, the Services and the key terms and compensation for the Services under the Second Amended Services Agreement and the Accounting/Construction Services Agreement are the same as those of the prior Amended Services Agreement; the two agreements allocate the Services and the compensation between asset management services and accounting/construction services.  On June 29, 2016, the Property Manager assigned the Second Amended Services Agreement to an affiliate, GPT Realty Management LP (“GPT Realty”), an entity controlled by Gramercy Property Trust. Neither the Property Manager nor GPT Realty nor Gramercy Property Trust is affiliated with the Company or KBS Acquisition Sub.
On November 17, 2016, KBS Acquisition Sub entered into an amendment to the Second Amended Services Agreement with GPT Realty (the “First Amendment to Second Amended Services Agreement”) and an amendment to the Accounting/Construction Services Agreement with the Property Manager (the “First Amendment to Accounting/Construction Services Agreement”) to, among other changes, (i) extend the termination date of both agreements from December 31, 2016 to March 31, 2017 and (ii) reduce the base management fee for the Services from $625,000 per month to $550,000 per month plus GKK Property-related expenses incurred by GPT Realty for the period commencing on January 1, 2017 through March 31, 2017. In addition, the Company agreed to pay GPT Realty an amount equal to $1.0 million upon termination of a leasehold interest of a property located in downtown St. Petersburg, Florida.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: November 23, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer